SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                         Date of Report: March 26, 2003
                        (Date of earliest event reported)

                       ROBOCOM SYSTEMS INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)

       0-22735                                                   11-2617048
(Commission File No.)                                         (I.R.S. Employer
                                                             Identification No.)

                  511 Ocean Avenue, Massapequa, New York 11758
               (Address of Principal Executive Offices) (Zip Code)

                                 (516) 795-5100
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      On March 24, 2003, the Company elected by the unanimous written consent of the Board of Directors, Robert Friedman to serve as a Director of the Company, until the next annual meeting of the shareholders of the Company and until his successor is duly elected and shall have been duly qualified.

      Mr. Friedman is currently the principal owner and managing partner of several business ventures, including the Norwich (CT) Comfort Suites Hotel, the Norwich (CT) Navigators - Class AA affiliate of the San Francisco Giants, the Nathan Hale Inn & Conference Center at the University of Connecticut and the Middletown Inn & Conference Center. Prior thereto, Mr. Friedman was President and a Director of the Middex Development Corporation, a national real estate development company, involved in the development, ownership and management of hotels and office buildings.

      Mr. Friedman currently serves as a member of the board of the Cinema Arts Center located in Huntington, New York and as a member of the advisory board of The Connecticut Sports Foundation. From 1993-2000, he was on the board of The Institute for Student Achievement, which is based in Manhasset, New York. From 1992 to 2002, Mr. Friedman was Vice Chairman of the Nassau County (NY) Industrial Development Agency.

      Mr. Friedman holds a B.S. degree in Economics from The Wharton School of the University of Pennsylvania.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ROBOCOM SYSTEMS INTERNATIONAL INC.


Date: March 26, 2003                       By:  /s/ Irwin Balaban
                                                -------------------------------
                                                Name:   Irwin Balaban
                                                Title:  Chief Executive Officer